UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2013

OSAGE EXPLORATION AND DEVELOPMENT, INC.

(Exact name of small business issuer as specified in its charger)

Delaware	0-52718	26-0421736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2445 Fifth Avenue Suite 310 San Diego, CA 92101	(619) 677-3956
(Address of principal executive offices)	(Issuer’s telephone number)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 19, 2013, Osage Exploration and Development, Inc. (“Osage” or the “Registrant”) and Slawson Exploration Company, Inc., U.S. Energy Development Corporation, MBI Oil and Gas, LLC and Stewart Geological, Inc. (collectively the “Slawson Exploration Group”) entered into an agreement (the “Partition Agreement”) which amended an agreement dated April 21, 2011 (the “Participation Agreement”) related to certain leasehold interests on certain lands located within the Nemaha Ridge in Logan County, Oklahoma, and for the exploration and development of those leases (the “Nemaha Ridge Project”) by the parties.

Under the Partition Agreement and effective as of September 1, 2013, the Slawson Exploration Group agreed to assign all of its rights, title and interest in and to the oil and gas leases and force-pooled acreage which are part of the Nemaha Ridge Project within certain sections to Osage and Osage agreed to assign all of its rights, title and interest in and to the oil and gas leases and force-pooled acreage which are part of the Nemaha Ridge Project within certain sections to the Slawson Exploration Group, such that the net acreage controlled by the parties would remain substantially unchanged, but that the acreage controlled by each of the parties in undeveloped sections would be located in sections where the other party did not control acreage. The parties also agreed that the Participation Agreement would terminate as to all lands within the Nemaha Ridge Project except for lands within sections already developed by the parties which shall continue to be controlled by the Participation Agreement.

As a result of the Partition Agreement, Osage has become the project operator on a majority of its acreage in the Nemaha Ridge Project. Effective September 1, 2013, Osage will operate approximately 5,015 net acres in thirty sections, and will remain joint-venture partners with the Slawson Exploration Group in approximately 4,475 net acres across forty-five sections.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information under Item 1.01, above, is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The Registrant is disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this report as Exhibit 99.1, which information is incorporated by reference herein.

The Registrant is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1*	Partition Agreement

Exhibit 99.1*	Press Release dated December 20, 2013

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

OSAGE EXPLORATION AND DEVELOPMENT, INC. (Registrant)

Date: December 23, 2013	By:	/s/ Kim Bradford
Kim Bradford
President and Chief Executive Officer